UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN WATER WORKS COMPANY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Joanne R. Soslow, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5000	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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American Water Works Company, Inc., a Delaware corporation (“American Water”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). American Water filed a definitive proxy statement and a definitive form of proxy card with the SEC on March 27, 2015 in connection with its solicitation of proxies to be used at the 2015 Annual Meeting (the “2015 Annual Meeting Proxy Statement”) that was convened on Friday, May 15, 2015, and adjourned to Monday, June 1, 2015. The reconvened 2015 Annual Meeting will be held at 8:45 a.m., EDT, on Monday, June 1, 2015, at American Water’s offices in Voorhees, NJ.

Email Sent to Employees on May 18, 2015

Attached hereto is the form of an e-mail sent to employees of American Water on Monday, May 18, 2015, from Susan N. Story, American Water’s President and Chief Executive Officer, informing employees that the 2015 Annual Meeting was convened on Friday, May 15, 2015, and adjourned to Monday, June 1, 2015, to allow stockholders additional time to vote. The e-mail reminds employees who are stockholders of American Water that they still have time to vote or change their vote with respect to the proposals to be considered at the 2015 Annual Meeting which are described in the 2015 Annual Meeting Proxy Statement.

Additional Information and Where To Find It

Stockholders can obtain copies of American Water’s 2015 Annual Meeting Proxy Statement, any amendments or supplements to the 2015 Annual Meeting Proxy Statement and other documents filed by American Water with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.amwater.com, by writing to American Water’s Corporate Secretary at American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey, 08043, or by emailing Investor Relations at aw.investorrelations@amwater.com.

FORM OF E-MAIL SENT TO EMPLOYEES OF AMERICAN WATER

May 18, 2015

From CEO Susan Story

Every Vote Counts

American Water allows the Company’s stockholders additional time to vote

I wanted to give you an important update regarding our Annual Meeting held last Friday.

As you know, prior to the meeting, stockholders were sent proxy materials entitling them to vote on six proposals, which were described in the proxy statement we filed with the SEC on March 27, 2015. In our discussions with some stockholders, we heard that more time was needed to assess the proposals and make an informed vote.

Given this feedback, we made the decision to adjourn our annual meeting to allow our stockholders additional time to vote. The outcome of these proposals is very important to our business and we wanted to ensure that our stockholders had the time they need to submit their votes.

Our Annual Meeting will now be reconvened at 8:45 a.m., EDT, on Monday, June 1, at our offices in Voorhees, NJ. Stockholders will also have the ability to participate in the meeting remotely and cast their vote electronically on the Internet during the reconvened meeting at www.virtualshareholdermeeting.com/awk2015.

If you are a stockholder, and have not voted or wish to change your vote, we encourage you to do so. The more shares you own, the more impact your vote has.

As a stockholder, you own part of this company. Make sure your voice is heard and vote. If you want to vote now, please vote at www.proxyvote.com. If you need assistance voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

Thanks again. We want to make sure all votes are counted.